UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 17, 2010
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165

(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
705 FIFTH AVENUE SOUTH, SUITE 900, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 17, 2010, Marc Stolzman, Chief Financial Officer, resigned from Blue Nile, Inc. (the “Company”), effective November 24, 2010.
On November 17, 2010, the Company appointed Vijay Talwar, the Company’s Senior Vice President and General Manager of International, as the interim Chief Financial Officer and Senior Vice President and General Manager of International, effective November 24, 2010. In this capacity, Mr. Talwar will serve as both the Company’s principal accounting officer and principal financial officer and will continue to oversee the Company’s international business.
Mr. Talwar, 39, has served as the Company’s Senior Vice President and General Manager of International since August 26, 2010. From November 2008 to August 2010, Mr. Talwar served as the Chief Executive Officer of the William J. Clinton Foundation India, a global 501(c)(3) nongovernmental organization established to provide healthcare and sustainability programs across India and South Asia. From February 2008 to September 2008, Mr. Talwar served as the Chief Operating Officer of EL Rothschild LLC, a venture designed to bring international luxury brands to India. From April 2007 to January 2008, Mr. Talwar served as the Chief Operating Officer for the Central Europe, Middle East and Africa region at Nike, Inc., the world’s leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories. From June 2004 to April 2007, Mr. Talwar served as the Senior Director of Strategy and Finance at Nike’s Global Apparel division. From December 2003 to June 2004, Mr. Talwar served as the Director of Strategy at Nike’s Global Apparel division, and from April 2002 to December 2003, he served as a Manager of the Global Strategic Planning group at Nike. Prior to Nike, Mr. Talwar was a consultant at Bain & Company, a management consulting firm; a special projects manager and senior internal auditor at the Kellogg Company, a leading producer of cereal and convenience foods; and a senior tax consultant and audit assistant at Deloitte & Touche, an accounting firm.
Mr. Talwar holds a M.B.A. from University of Chicago, a Master of Accountancy from Miami University, and a B.A. in Accountancy from the University of Findlay.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.
By:	/s/ Diane M. Irvine
Diane M. Irvine
President and Chief Executive Officer

Dated: November 22, 2010